UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2013 (January 7, 2013)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2013, The Wet Seal, Inc. (the “Company”) appointed John D. Goodman to serve as its new Chief Executive Officer. Mr. Goodman initially joined the Company as a member of its Board of Directors in September 2012. In connection with Mr. Goodman’s appointment, Mr. Goodman and the Company entered into an Employment Agreement and Change in Control and Severance Agreement.

Mr. Goodman, age 48, has more than 20 years of experience in the retail industry. From November 2009 until January 2012, Mr. Goodman served as Executive Vice President, Apparel and Home at Sears Holding Corporation. From November 2008 to October 2009, Mr. Goodman served as the Chief Executive Officer and a member of the board of directors of Charlotte Russe Holding, Inc., a NASDAQ listed mall-based specialty retailer offering fashion-forward merchandise with a core emphasis on the lifestyle trends of young women in their teens and twenties. From April 2008 to October 2008, Mr. Goodman served as President and Chief Executive Officer of Mervyn’s LLC department stores, a mall-based retailer offering family-focused fashions and home décor, which filed for Chapter 11 bankruptcy protection in July 2008. From 2005 to 2008, Mr. Goodman served as President and General Manager of the Dockers brand at Levi Strauss & Co. From 2003 to 2005, Mr. Goodman was the Senior Vice President and Chief Apparel Officer for Kmart Holding Corporation. Earlier in his career Mr. Goodman held various executive positions over 10 years at Gap, Inc. Mr. Goodman began his career in the Executive Training Program at Bloomingdale’s. Our Board of Directors believes that Mr. Goodman’s executive management experience, including serving as the Chief Executive Officer of a prominent teen-focused fast fashion retailer, as well as his board experience, qualify him for his service on the Board of Directors.

General Terms of the Employment Agreement

The term (the “Term”) of the Employment Agreement (the “Employment Agreement”), dated as of January 7, 2013, between the Company and Mr. Goodman runs from January 7, 2013 through the last day of the fiscal year ending in 2016 and is automatically extended for one fiscal year periods unless a notice of non-renewal (“Notice of Non-Renewal”) is provided by either party by 90 days prior to the end of the then-applicable Term. Under the Employment Agreement, Mr. Goodman is entitled to receive: (i) a base salary of $800,000 (the “Base Salary”), which may be increased from time to time as provided in the Employment Agreement; (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award of 100% of Base Salary, and a maximum incentive opportunity of up to 200% of Base Salary; (iii) 174,355 shares of restricted stock which vest in three equal installments on each anniversary of Mr. Goodman’s commencement of employment subject to his continued employment; (iv) 261,533 shares of performance stock which become eligible for vesting in three equal installments on each anniversary of Mr. Goodman’s commencement of employment based upon the attainment of performance goals for the fiscal year commencing February 3, 2013 which will be set by the board of directors on or prior to April 30, 2013, subject to his continued employment through each vesting date; and (v) shares of restricted stock which will be awarded on a one-for-one basis for each share of the Company’s Class A Common Stock purchased by Mr. Goodman within 90 days of his commencement of employment having an aggregate value, based on the purchase price paid by Mr. Goodman, of up to $650,000 and will vest in three equal installments on each anniversary of Mr. Goodman’s commencement of employment subject to his continued employment and his retention of the purchased stock.

The Employment Agreement also provides that Mr. Goodman will purchase a home within 60 miles of the Company’s principal offices in Foothill Ranch, California by July 31, 2013, and the Company will pay Mr. Goodman a travel allowance of $10,000 per month through the earlier of July 31, 2013 or the date Mr. Goodman closes on the purchase of the home. The Employment Agreement provides Mr. Goodman the right to participate in the Company’s benefit plans as in effect for senior executives of the Company from time to time and to accrue vacation at the rate of five weeks per year. Mr. Goodman will also continue to be covered by the Indemnification Agreement that he entered into with the Company upon becoming a director and will be covered by any directors and officers liability insurance maintained by the Company. The Company will reimburse Mr. Goodman up to $15,000 for legal expenses incurred by Mr. Goodman in connection with the Employment Agreement and related documents.

General Terms of the Change in Control and Severance Agreement

Under the Change in Control and Severance Agreement (the “Severance Agreement”), dated as of January 7, 2013, between the Company and Mr. Goodman, in the event Mr. Goodman is terminated by the Company without cause or resigns for good reason (each, a “Qualifying Termination”), Mr. Goodman is entitled to receive: (i) two times Mr. Goodman’s base salary as in effect immediately prior to his termination of employment; (ii) an additional year of vesting on his time-based equity awards; (iii) the waiver of all time vesting requirements of any performance-based equity awards for which performance was attained prior to his termination of employment; (iv) pro-rata vesting of any performance-based equity awards for which at least 50% of the applicable performance period has lapsed based on performance through the nearest fiscal quarter end; (v) pro-rata vesting of his annual bonus if at least 50% of the applicable performance period has lapsed with payment based on performance through the nearest fiscal quarter end; and (vi) the direct payment or reimbursement of COBRA premiums for Mr. Goodman and his eligible dependents through the earlier of the second anniversary of his termination of employment or the date he becomes eligible for coverage under the plans of a subsequent employer. If the Qualifying Termination occurs in contemplation of or within twelve months following a change in control of the Company, then in lieu of the partial vesting of equity awards described in the preceding sentence, the vesting of each equity award held by Mr. Goodman will accelerate in full and Mr. Goodman is entitled to an additional payment equal to two times his annual target bonus.

The Severance Agreement also provides that if Mr. Goodman terminates employment at the end of the Term (as may be extended) following the Company’s provision to Mr. Goodman of a Notice of Non-Renewal, then Mr. Goodman is entitled to receive: (i) an additional year of vesting on his time-based equity awards; (ii) the waiver of all time vesting requirements of any performance-based equity awards for which performance was attained prior to his termination of employment; and (iii) pro-rata vesting of any performance-based equity awards for which at least 50% of the applicable performance period has lapsed based on performance through the nearest fiscal quarter end. If Mr. Goodman’s employment terminates because of death or disability, Mr. Goodman, or his estate, is entitled to receive a pro-rata annual bonus for the year of termination.

In order for Mr. Goodman to receive the severance benefits described above, he must timely provide the Company a release of claims.

*        *        *

The foregoing is a summary of the terms of the Employment Agreement and Severance Agreement and is qualified in its entirety by the Employment Agreement, filed herewith as Exhibit 10.1, and the Severance Agreement, filed herewith as Exhibit 10.4. A copy of the press release appears as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated January 7, 2013, by and between The Wet Seal, Inc. and John Goodman.

10.2	Form of Performance Stock Award Agreement under The Wet Seal, Inc. 2005 Stock Incentive Plan.

10.3	Form of Restricted Stock Award Agreement under The Wet Seal, Inc. 2005 Stock Incentive Plan.

10.4	Change in Control and Severance Agreement, dated January 7, 2013, by and between John Goodman and The Wet Seal, Inc.

99.1	Press Release, dated January 7, 2013, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2013	The Wet Seal, Inc.

	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated January 7, 2013, by and between The Wet Seal, Inc. and John Goodman.

10.2	Form of Performance Stock Award Agreement under The Wet Seal, Inc. 2005 Stock Incentive Plan.

10.3	Form of Restricted Stock Award Agreement under The Wet Seal, Inc. 2005 Stock Incentive Plan.

10.4	Change in Control and Severance Agreement, dated January 7, 2013, by and between John Goodman and The Wet Seal, Inc.

99.1	Press Release, dated January 7, 2013, issued by the Company.